EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Norma F. Dunn	Andre Walker
713-830-8883	713-830-8775
norma.dunn@calpine.com	andrew@calpine.com

William E. Oberndorf Joins Calpine’s Board of Directors

(HOUSTON, Texas) – January 5, 2011 – William E. Oberndorf has been elected to the Board of Directors of Calpine Corporation (NYSE:CPN) effective January 1, 2011.  Mr. Oberndorf is a founding partner of SPO Partners & Co., a private equity investment firm which holds approximately 21 percent of Calpine’s shares.  Mr. Oberndorf was elected by the Board to fill the director seat held by William J. Patterson, Calpine’s former board chairman and managing partner at SPO Partners until his death in September 2010.  J. Stuart Ryan, a venture partner with SPO Partners and a Calpine Board member since January 2008, was named Chairman of Calpine’s board on November 3, 2010.

Mr. Oberndorf currently serves as chairman of the boards of directors of Aggregates USA and Rosewood Hotels & Resorts, on the investment committee of Hotel Equity Funds and as director emeritus of Plum Creek Timber Co.  Previously, he was board chairman of Voyager Learning Company and a member of the boards of Taft Broadcasting Company and Wometco Cable Television Corporation.

“Bill’s business and investment acumen and experience make him particularly well-suited to represent our shareholders in providing guidance and oversight to management,” said Calpine’s Chief Executive Officer and President Jack Fusco.  “We are delighted to have Bill on the Board and look forward to his contributions to our vision of becoming the premier independent power company in the nation.”

Mr. Oberndorf also serves a number of non-profit organizations with a particular emphasis on education reform.  He is currently chairman emeritus of the American Federation for Children and the Alliance for School Choice and remains a board member of the latter and is a trustee of the Thacher School in Ojai, California, The University of California San Francisco Foundation and the University School in Cleveland, Ohio.  He formerly served as trustee of Williams College, the Stanford University Graduate School of Business Trust, University High School in San Francisco and the Bay Area Discovery Museum.  Such activities have earned Mr. Oberndorf honors from the Black Alliance for Education Options and the Philanthropy Roundtable.  He is the 2010 recipient of the John T. Walton Champions for Education Choice Award.

Mr. Oberndorf earned a Master of Business Administration from Stanford Graduate School of Business and a Bachelor of Arts from Williams College.

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William E. Oberndorf Joins Calpine’s Board of Directors

January 5, 2011

About Calpine

Founded in 1984, Calpine Corporation is a major U.S. power company, currently capable of delivering approximately 27,500 megawatts of clean, cost-effective, reliable and fuel-efficient power from its 91 operating plants to customers and communities in 20 U.S. states and Canada.  Calpine Corporation is committed to helping meet the needs of an economy that demands more and cleaner sources of electricity.  Calpine owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants.  Using advanced technologies, Calpine generates power in a reliable and environmentally responsible manner for the customers and communities it serves.  Please visit our website at www.calpine.com for more information.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2010.  These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.

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